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                                                                   EXHIBIT 23(a)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have issued our reports dated January 27, 2006, accompanying the consolidated financial statements, schedules and management's assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Credit Acceptance Corporation and Subsidiaries on Form 10-K for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Credit Acceptance Corporation in this Registration Statement on Forms S-3 (File Nos. 33-75246 (as amended) and 333-18301) and Forms S-8 (File Nos. 33-64876, 33-80339, 333-67348, 333-91734,
333-111831, and 333-120756).


/s/ Grant Thornton LLP


Southfield, Michigan
January 27, 2006